TIG MIDCO LIMITED,

AS ISSUER,

THE BANK OF NEW YORK MELLON, LONDON BRANCH,

AS TRUSTEE,

THE BANK OF NEW YORK MELLON, LONDON BRANCH,

AS PAYING AGENT,

AND

THE BANK OF NEW YORK MELLON (LUXEMBOURG) S.A.,

AS REGISTRAR

INDENTURE

Dated as of [●], 2015

£150,000,000 Fixed Rate Subordinated PIK Notes due 2025

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ii

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CROSS-REFERENCE TABLE

Between the Trust Indenture Act of 1939, as amended, and the Indenture

Trust Indenture Act Section	Indenture Section(s)
310(a)(1)	Section 6.08
(a)(2)	Section 6.08
(a)(3)	Section 6.09
(a)(5)	Section 6.08
(b)	Section 6.03, Section 6.06
311(a)	Section 6.12
(b)	Section 6.12
312(a)	Section 2.04
(b)	Section 10.14
(c)	Section 10.14
313	Section 6.13, Section 10.01(b)
314(a)	Section 4.03
(c)(1)	Section 10.02
(c)(2)	Section 10.02
(c)(3)	Section 10.02
(e)	Section 10.03
315(a)	Section 6.01(b)
(b)	Section 4.03(b), Section 5.01(b)
(c)	Section 6.01(a)
(d)	Section 6.01(c)
(e)	Section 5.11, Section 6.01(e)
316(a)(1)(A)	Section 5.05
(a)(1)(B)	Section 5.04
(a)(2)	Section 8.02(b)(ii)
(b)	Section 5.06, Section 5.07, Section 8.02
(c)	Section 5.15
317(a)(1)	Section 5.08
(a)(2)	Section 5.09
(b)	Section 2.03
318(a)	Section 1.03

NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

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INDENTURE dated as of [●], 2015 among TIG MIDCO LIMITED, a limited company incorporated under the laws of Jersey, Channel Islands (the “Issuer”), The Bank of New York Mellon, London Branch, as trustee, The Bank of New York Mellon, London Branch, as paying agent and The Bank of New York Mellon (Luxembourg) S.A. as registrar.

RECITALS OF THE ISSUER

The Issuer has duly authorized the execution and delivery of this Indenture to issue its Fixed Rate Subordinated PIK Notes due 2025 on the date hereof (including any Notes issued as a result of an increase in the principal amount of the Notes pursuant to any PIK Payment, the “Notes”). The Issuer has received good and valuable consideration for the execution and delivery of this Indenture. All necessary acts and things have been done to make (i) the Notes the legal, valid and binding obligations of the Issuer and (ii) this Indenture a legal, valid and binding agreement of the Issuer in accordance with the terms of this Indenture.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, as follows:

Article One
DEFINITIONS AND INCORPORATION BY REFERENCE

  Section 1.01 Definitions.

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Authorized Person” means any person who is designated in writing by the Issuer from time to time to give instructions to the Trustee and/or an Agent under the terms of this Indenture.

“Bankruptcy Law” means any law relating to bankruptcy, insolvency, receivership, moratorium, winding up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law, including, without limitation, (i) bankruptcy law of England or (ii) title 11, United States Bankruptcy Code of 1978, as amended.

“Board of Directors” means the board of directors or equivalent body.

“Business Day” means a day of the year on which banks are not required or authorized by law to close in Jersey, Channel Islands, New York City or London.

“Capital Stock” means, with respect to any Person, any and all shares, interests, partnership interests (whether general or limited), participations, rights in or other equivalents (however designated) of such Person’s equity, any other interest or participation that confers the right to receive a share of the profits and losses, or distributions of assets of, such Person

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and any rights (other than debt securities convertible into or exchangeable for Capital Stock), warrants or options exchangeable for or convertible into such Capital Stock, whether now outstanding or issued after the date of this Indenture.

“Commission” means the U.S. Securities and Exchange Commission.

“Custodian” means any receiver, trustee, assignee, liquidator, custodian, administrator or similar official under any Bankruptcy Law.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated by the Commission thereunder.

“guarantees” means, as applied to any obligation:

(a) a guarantee (other than by endorsement of negotiable instruments for collection or deposit in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation; and

(b) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, by the pledge of assets and the payment of amounts drawn down under letters of credit.

“Holder” means the Person in whose name a Note is registered on the Registrar’s books.

“IFRS” means International Financial Reporting Standards (formerly International Accounting Standards) endorsed from time to time by the European Union or any variation thereof with which the Issuer or its Restricted Subsidiaries are, or may be, required to comply. Except as otherwise set forth in this Indenture, all ratios and calculations based on IFRS contained in this Indenture shall be computed in accordance with IFRS as in effect from on the Issue Date; all financial statements and financial information provided in accordance with Section 4.05 shall be prepared in accordance with IFRS as in effect from time to time.

“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

“Interest Payment Date” means the Stated Maturity of an installment of interest on the Notes.

“Issue Date” means [●], 2015.

“Issuer” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

“Issuer Order” means a written order signed in the name of the Issuer by any Person authorized by a resolution of the Board of Directors of the Issuer.

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“Lien” means any mortgage or deed of trust, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation, assignment for security, standard security, assignation in security, claim, or preference or priority or other encumbrance upon, or with respect to, any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired. A Person shall be deemed to own subject to a Lien any property which such Person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

“Maturity” means, with respect to any indebtedness, the date on which any principal of such indebtedness becomes due and payable as therein or herein provided, whether at the Stated Maturity with respect to such principal or by declaration of acceleration, call for redemption or purchase or otherwise.

“Officer’s Certificate” means a certificate signed by an officer of the Issuer and delivered to the Trustee.

“Opinion of Counsel” means a written opinion from legal counsel. The counsel may be an employee of or counsel to the Issuer or the Trustee.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“pro forma” means, with respect to any calculation made or required to be made pursuant to the terms of this Indenture, a calculation made in good faith by a responsible financial or accounting officer of the Issuer; provided that any such calculation shall (x) include anticipated expense and cost reductions reasonably expected to arise within the first 12 months after any transaction for which pro forma effect is given and (y) eliminate any extraordinary, exceptional, unusual or nonrecurring loss, expense or charge (including severance, relocation, plant closure, operational improvement or restructuring costs or reserves therefor) relating to, or directly or indirectly resulting from, or incurred in connection with, any investment, acquisition, reorganization, restructuring or operational improvement initiative, or offering of debt or equity securities.

“Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU) and includes any relevant implementing measure in each Relevant Member State.

“Record Date” for the interest payable on any Interest Payment Date means May 1 and November 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

“Redemption Date” means, when used with respect to any Note to be redeemed, in whole or in part, the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price” means, when used with respect to any Note to be redeemed, 100% of the principal amount of such Note, plus accrued but unpaid interest to the Redemption Date.

“Representative” means an indenture trustee or other trustee, agent or representative for any Senior Liabilities.

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“Senior Liabilities” means all claims and liabilities (including trade claims) of the Issuer other than the claims of shareholders of the Issuer.

“Stated Maturity” means, when used with respect to any note or any installment of interest thereon, the date specified in such note as the fixed date on which the principal of such note or such installment of interest, respectively, is due and payable, and, when used with respect to any other indebtedness, means the date specified in the instrument governing such indebtedness as the fixed date on which the principal of such indebtedness, or any installment of interest thereon, is due and payable.

“Sterling” or “£” means the lawful currency of the United Kingdom of Great Britain and Northern Ireland.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, or any successor statute, and the rules and regulations promulgated by the Commission thereunder

“Trust Officer” means any officer within the corporate trust administration group, division or section of the Trustee (however named, or any successor group of the Trustee) having direct responsibility for the administration of this Indenture and also means, with respect to any particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“U.K. Government Securities” means direct obligations of, or obligations guaranteed by, the United Kingdom, and the payment for which the United Kingdom pledges its full faith and credit.

“Uncertificated Notes” means Notes issued in uncertificated and dematerialized book-entry form.

“Voting Stock” means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees (or Persons performing similar functions) of any Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

Section 1.02 Other Definitions.

Term	Defined in Section

Additional Amounts	Section 4.04(a)
Agents	Section 2.02
Authorized Agent	Section 10.07
Code	Section 4.04(b)
covenant defeasance	Section 7.03
Defaulted Interest	Section 2.08
Event of Default	Section 5.01(a)
Final Redemption Date	Section 2.01(d)
Issuer	Preamble
legal defeasance	Section 7.02
Notes	Recitals of the Issuer
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Term	Defined in Section
Paying Agent	Section 2.02
PIK Interest	Section 2.01(c)
PIK Payment	Section 2.01(b)
Paying Agent	Section 2.02
Registrar	Section 2.02
Relevant Member State	Section 2.01(f)
Relevant Taxing Jurisdiction	Section 4.04(a)
Security Register	Section 2.02
Taxes	Section 4.04(a)
Trustee	Preamble

Section 1.03 Incorporation by Reference of Trust Indenture Act. If any provision of this Indenture limits, qualifies or conflicts with the duties that would be imposed by any of Sections 310 to 317 of the Trust Indenture Act through operation of Section 318(c) thereof on any Person if this Indenture were qualified under the Trust Indenture Act, such imposed duties shall control.

All Trust Indenture Act terms used in this Indenture that are defined by the Trust Indenture Act, defined in the Trust Indenture Act by reference to another statute or defined by rules or regulations of the Commission have the meanings assigned to them by such definitions.

Section 1.04 Rules of Construction. Unless the context otherwise requires:

(i) a term has the meaning assigned to it;

(ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with IFRS;

(iii) “or” is not exclusive;

(iv) “including” or “include” means including or include without limitation;

(v) words in the singular include the plural and words in the plural include the singular;

(vi) unsecured or unguaranteed debt shall not be deemed to be subordinate or junior to secured or guaranteed debt merely by virtue of its nature as unsecured or unguaranteed debt; and

(vii) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section, clause or other subdivision.

Article Two
THE NOTES

Section 2.01 The Notes. (a) Form and Dating. The Notes shall accrue interest from their issue date and be in uncertificated and dematerialized book-entry form and

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no global or certificated Notes will be issued in respect thereof. The Notes shall be issued only in minimum denominations of £20,000 in principal amount and any integral multiples of £1 in excess thereof; provided that any Notes issued as a result of an increase in the aggregate principal amount of the Notes pursuant to any PIK Payment may only be issued in uncertificated form without coupons in minimum denominations of £1 principal amount and in integral multiples of £1 in excess thereof. The aggregate principal amount of the Uncertificated Notes may from time to time be increased or decreased by adjustments made by the Registrar and recorded in the Security Register, as hereinafter provided, including any increases as a result of PIK Payments.

(b) PIK Payments. Without the consent of any Holder, and notwithstanding anything to the contrary in this Section 2.01 and Section 2.02, the Issuer is entitled to, in connection with the payment of PIK Interest pursuant to Section 2.01(c), increase the outstanding principal amount of the Notes under this Indenture on the same terms and conditions as the Notes issued hereunder (a “PIK Payment”).

(c) Interest. The Issuer promises to pay interest on the principal amount of the Notes to the Holders whose name appear on the Security Register from the Issue Date until maturity at a rate per annum equal to 12.00% (calculated on the basis of a 360-day year of twelve 30-day months). Interest will be payable semiannually in arrears on May 15 and November 15 of each year, beginning with November 15, 2015, entirely by increasing the principal amount of the Notes (“PIK Interest”). PIK Interest will be payable to Holders on the relevant Interest Payment Date and will be payable to the Holders by increasing the principal amount of the outstanding Uncertificated Notes on a pro rata basis by an amount equal to the amount of PIK Interest due on an Interest Payment Date. The Registrar shall reflect the payment of PIK Interest in the Register on each Interest Payment Date. PIK Payments on the Notes will be made in denominations of £1 and integral multiples of £1 in excess thereof, with all fractional amounts rounded up to the near £1 and the aggregate principal amount of then outstanding Notes shall be increased pursuant to this Section 2.01. Following an increase in the principal amount of the outstanding Notes as a result of a PIK Payment, the Notes will bear interest on such increased principal amount from and after the date of such PIK Payment. The Holder of a Note may request that the Issuer calculates and confirms the principal amount of such Note at any time.

(d) Redemption at Maturity. If not redeemed earlier, the Issuer will redeem in cash all outstanding Notes on [●] 2025 (the “Final Redemption Date”) at a Redemption Price of 100% of their principal amount, plus accrued and unpaid interest, if any, to the Final Redemption Date.

(e) Holdings Confirmation. At any time, the Holder of a Note may request that the Registrar, or if no Registrar is currently appointed hereunder, the Issuer, confirm such Holder’s holding of such Note and the principal amount thereof, as well as the total outstanding principal amount of Notes, and the Registrar or the Issuer, as applicable, shall upon written request provide the relevant Holder with written evidence confirming his holding of the Note and its principal amount, as well as the total outstanding principal amount of Notes, which evidence shall be in the form of Exhibit B hereto.

(f) Transfer Restrictions. The Notes are subject to the following restrictions on transferability:

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(i) for so long as required under the shareholders agreement of TIG Topco Limited, any transferee of the Notes must accede to the shareholders agreement of TIG Topco Limited;

(ii) the Notes may only be assigned or transferred to a person located or resident in a Member State of the European Economic Area which has implemented the Prospectus Directive (each a “Relevant Member State”) if such person is a “qualified investor” as defined in the Prospectus Directive and it is acting for its own account, or, if it is acting as agent, either each principal it is acting for is a qualified investor or it has full discretion to make investment decisions in relation to the offer; and

(iii) transfers of Notes must be of at least £20,000.

Section 2.02 Registrar and Paying Agent. The Issuer shall maintain an office or agency outside the United Kingdom for the registration of the Notes and of their transfer or exchange (the “Registrar”), an office or agency responsible for conveying payment on the Notes and where the Notes may be presented for payment (the “Paying Agent”) and an office or agency where notices or demands to or upon the Issuer in respect of the Notes may be served. The Issuer may appoint one or more co- Registrars outside the United Kingdom and one or more additional Paying Agents.

The Issuer shall maintain a Paying Agent in London, England. The Issuer or any of its Affiliates may act as Registrar, co-Registrar, Paying Agent and agent for service of notices and demands in connection with the Notes; provided, that neither the Issuer nor any of its Affiliates shall act as Paying Agent for the purposes of Articles Three and Seven.

The Issuer hereby appoints (i) the office of The Bank of New York, Mellon, London Branch in London, England located at One Canada Square, London E14 5AL as Paying Agent (the “Paying Agent”) in London, England, and as agent for service of notices and demands in connection with the Notes and (ii) the office of The Bank of New York, Mellon (Luxembourg) S.A., at 2-4, rue Eugène Ruppert, Vertigo Building-Polaris, L-2453 Luxembourg, as Registrar. Each hereby accepts such appointments. The Paying Agent and Registrar are collectively referred to in this Indenture as the “Agents”. The roles, duties and functions of the Agents are of a mechanical nature, and each Agent shall only perform those acts and duties as specifically set out in this Indenture and no other acts, covenants, obligations or duties shall be implied or read into this Indenture against any of the Agents. For the avoidance of doubt, a Paying Agent’s obligation to disburse any funds shall be subject to prior receipt by it of those funds to be disbursed.

The Issuer shall maintain a paying agent in an EU Member State that is not obliged to withhold or deduct tax pursuant to European Council Directive 2003/48/EC, European Council Directive 2014/48/EU or any other Directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 or any subsequent Council meeting amending or supplementing those conclusions or any law implementing or complying with, or introduced in order to conform to, any such Directive.

Subject to any applicable laws and regulations, the Issuer shall cause the Registrar to keep a register (the “Security Register”) at its corporate trust office outside the United Kingdom in which, subject to such reasonable regulations it may prescribe, the Issuer shall provide for the registration of ownership, exchange, and transfer of the Notes. Such

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registration in the Security Register shall be conclusive evidence of the ownership of Notes. Included in the books and records for the Notes shall be notations as to whether such Notes have been paid, exchanged, transferred or cancelled.

The Issuer shall enter into an appropriate agency agreement with any Paying Agent or co-Registrar not a party to this Indenture, which shall incorporate the terms of the Trust Indenture Act. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuer shall notify the Trustee of the name and address of any such agent.

Section 2.03 Paying Agent to Hold Money in Trust. Not later than 10:00 a.m. London, England time, one Business Day prior to each due date of the principal, premium, if any, and interest (other than PIK Interest) on any Notes, the Issuer shall deposit with the Paying Agent money in immediately available funds sufficient to pay such principal, premium, if any, and interest so becoming due on the due date for payment under the Notes. The Paying Agent (and, if applicable, each other Paying Agent) shall remit such payment in a timely manner to the Holders on the relevant due date for payment, it being acknowledged by each Holder that if the Issuer deposits such money with the Paying Agent after the time specified in the immediately preceding sentence, the Paying Agent shall, to the extent it is able, remit such money to the Holders on the relevant due date for payment, unless such remittance is impracticable having regard to applicable banking procedures and timing constraints, in which case the Paying Agent shall remit such money to the Holders on the next Business Day, but without liability for any interest resulting from such late payment. For the avoidance of doubt, the Paying Agent shall only be obliged to remit money to Holders if it has actually received such money from the Issuer. The Issuer shall require each Paying Agent other than the Trustee (including where acting as the Paying Agent) to agree in writing that such Paying Agent shall hold for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, and interest on the Notes (whether such money has been paid to it by the Issuer or any other obligor on the Notes), and such Paying Agent shall promptly notify the Trustee of any default by the Issuer (or any other obligor on the Notes) in making any such payment. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require such Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent shall have no further liability for the money so paid over to the Trustee. If the Issuer or any Affiliate of the Issuer acts as Paying Agent, it shall, on or before each due date of any principal, premium, if any, or interest on the Notes, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient to pay such principal, premium, if any, or interest so becoming due until such sum of money shall be paid to such Holders or otherwise disposed of as provided in this Indenture, and shall promptly notify the Trustee of its action or failure to act.

If the Issuer has notified the Trustee and the Paying Agent in writing that the Issuer intends to effect a defeasance or to satisfy and discharge this Indenture in accordance with the provisions of Article Seven the Paying Agent (until notified by the Trustee to the contrary) will act thereafter as Paying Agent of the Trustee and not the Issuer in relation to any amounts deposited with it in accordance with the provisions of Article Seven.

Section 2.04 Holder Lists. The Registrar shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. On or before the Issue Date, the Issuer shall give a written order to the Registrar,

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copying the Trustee, directing the Registrar to establish the initial positions of the Holders in the Security Register. In addition, for each PIK Payment, the Issuer shall also give a written order to the Registrar, copying the Trustee, directing the Registrar to update the Security Register to reflect the payment of PIK Interest.

If the Trustee is not the Registrar, or to the extent otherwise required under the Trust Indenture Act, the Issuer shall furnish to the Trustee, in writing no later than each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such Interest Payment Date as the Trustee may reasonably require of the names and addresses of Holders, including the aggregate principal amount of Notes held by each Holder.

Section 2.05 Transfer. Where a Holder requests the Registrar or a co-Registrar to register a transfer, the Registrar shall register the transfer or make the exchange in accordance with the requirements of this Section 2.05. No service charge shall be made for any registration of transfer (except as otherwise expressly permitted herein), but the Issuer may require payment of a sum sufficient to cover any agency fee or similar charge payable in connection with any such registration of transfer of Notes (other than any agency fee or similar charge payable in connection with any redemption of the Notes) not involving a transfer.

Upon request for transfer of any Note as permitted by the terms of this Indenture, such Note shall be transferred upon the Security Register. No transfer of a Note shall be effective under this Indenture unless and until such transfer has been registered in the name of the relevant Person in the Security Register. Furthermore, the transfer of any Note shall not be effective under this Indenture unless the request for such exchange or transfer is made by the Holder or by a duly authorized attorney-in-fact at the office of the Registrar.

Every request for registration of transfer shall be in form as attached as Exhibit A hereto duly executed by the Holder of the relevant Notes or his attorney duly authorized in writing. Every request for exchange shall (if so required by the Issuer, the Trustee or the Registrar) be accompanied by a written instrument of transfer, in form satisfactory to the Issuer, the Trustee and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

Neither the Issuer nor the Trustee, Registrar or any Paying Agent shall be required (i) to register the transfer of any Note during a period beginning at the opening of 15 Business Days before the day of the mailing of a notice of redemption of Notes selected for redemption under Section 3.03 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

Section 2.06 Outstanding Notes. Notes outstanding at any time are all Notes that appear as such on the Security Register except for those cancelled and those described in this Section 2.06 as not outstanding, provided, however, that in determining whether the Holders of the requisite aggregate principal amount of the outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, the Trustee shall disregard and deem not to be outstanding Notes held by Persons not permitted to be used in such determination as and to the extent provided in Section 316 of the Trust Indenture Act. Subject to Section 2.07, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note.

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If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a Redemption Date or maturity date money sufficient to pay all principal, interest and Additional Amounts, if any, payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

Section 2.07 Notes Held by Issuer. In determining whether the Holders of the required principal amount of Notes have concurred in any direction or consent or any amendment, modification or other change to this Indenture, Notes owned by the Issuer shall be disregarded and treated as if they were not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent or any amendment, modification or other change to this Indenture, only Notes which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to the Notes and that the pledgee is not the Issuer.

Section 2.08 Defaulted Interest. Any interest, including PIK Interest, on any Note that is payable, but is not punctually paid or duly provided for, on the dates and in the manner provided in this Indenture (all such interest herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Interest Payment Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Issuer, at its election in each case, as provided in clause Section 2.08(a) or (b) below:

(a) The Issuer may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes are registered on the Security Register at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuer shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Issuer may deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest; or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this clause. In addition, the Issuer shall fix a special record date for the payment of such Defaulted Interest, such date to be not more than 15 days and not less than 10 days prior to the proposed payment date and not less than 15 days after the receipt by the Trustee of the notice of the proposed payment date. The Issuer shall promptly but, in any event, not less than 15 days prior to the special record date, notify the Trustee of such special record date. At the Issuer’s written request, the Trustee shall promptly give in the Issuer’s name and at the Issuer’s expense, notice of the proposed payment date of such Defaulted Interest and the special record date therefor by first-class mail, postage prepaid to each Holder as such Holder’s address appears in the Security Register. In such event, the Issuer shall provide the Trustee with the notice required under this Section 2.08. Notice of the proposed payment date of such Defaulted Interest and the special record date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes are registered at the close of business on such special record date and shall no longer be payable pursuant to clause (b) below.

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(b) The Issuer may make payment of any Defaulted Interest on the Notes in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuer to the Trustee of the proposed payment date pursuant to this clause, such manner of payment shall be deemed reasonably practicable.

Section 2.09 ISIN and Common Code Numbers. The Issuer in issuing the Notes may use ISIN and Common Code numbers (if then generally in use), and, if issued, the Issuer shall use ISIN and Common Code numbers, as appropriate, in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers or codes either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer shall promptly notify the Trustee of any change in the ISIN or Common Code numbers.

Article Three
REDEMPTION; OFFERS TO PURCHASE

Section 3.01 Right of Redemption. The Issuer may redeem all or any portion of the Notes upon the terms and at the Redemption Prices set forth in this Indenture. Any redemption pursuant to this Section 3.01 shall be made pursuant to the provisions of this Article Three.

Section 3.02 Notices to Trustee. If the Issuer elects to redeem Notes pursuant to Section 3.01, it shall notify the Trustee in writing of the Redemption Date and the record date, the principal amount of Notes to be redeemed, the Redemption Price and the paragraph of this Indenture pursuant to which the redemption will occur. If and so long as the Notes are listed on the Official List of the Channel Islands Securities Exchange Authority Limited, the Issuer shall notify the listing sponsor of any such redemption.

The Issuer shall give each notice to the Trustee provided for in this Section 3.02 in writing at least 5 days before the date notice is mailed to the Holders pursuant to Section 3.04 unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officer’s Certificate from the Issuer to the effect that such redemption will comply with the conditions herein. If fewer than all the Notes are to be redeemed, the record date relating to such redemption shall be selected by the Issuer and given to the Trustee, which record date shall be not less than 15 days after the date of notice to the Trustee.

Section 3.03 Selection of Notes to be Redeemed. If fewer than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed by a method that complies with the requirements, as certified to it by the Issuer, of the principal securities exchange or automated quotation system, if any, on which the Notes are listed at such time or, if the Notes are not listed on a securities exchange or automated quotation system, pro rata, by lot or by such other method as the Trustee in its sole discretion shall deem fair and appropriate; provided that no such partial redemption shall reduce the portion of the principal amount of a Note not redeemed to less than £20,000.

The Trustee shall make the selection from the Notes outstanding and not previously called for redemption. The Trustee may select for redemption portions equal to £20,000 in principal amount or any integral multiple of £1 in excess thereof. Provisions of this Indenture

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that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Issuer and the Registrar promptly in writing of the Notes or portions of Notes to be called for redemption.

The Trustee will not be liable for selections made by it in accordance with the provisions of this Section 3.03.

Section 3.04 Notice of Redemption. (a) At least 10 days before a date for redemption of Notes, the Issuer shall mail a notice of redemption by first-class mail to each Holder to be redeemed and shall comply with the provisions of Section 10.01.

(b) The notice shall identify the Notes to be redeemed (including ISIN and Common Code numbers) and shall state:

(i) the Redemption Date and the record date;

(ii) the appropriate calculation of the Redemption Price and the amount of accrued interest, if any, and Additional Amounts, if any, to be paid;

(iii) the name and address of the Paying Agent;

(iv) that, if any Note is being redeemed in part, the portion of the principal amount (equal to £20,000 in principal amount or any integral multiple of £1 in excess thereof) of such Note to be redeemed;

(v) that, if any Note contains an ISIN or Common Code number, no representation is being made as to the correctness of such ISIN or Common Code number as contained in the notice of redemption;

(vi) that, unless the Issuer defaults in making such redemption payment, interest on the Notes (or portion thereof) called for redemption shall cease to accrue on and after the Redemption Date; and

(vii) the paragraph of the Indenture pursuant to which the Notes called for redemption are being redeemed.

At the Issuer’s written request given at least 10 days before such notice is due to be sent to the Holders, the Trustee shall give a notice of redemption in the Issuer’s name and at the Issuer’s expense. In such event, the Issuer shall provide the Trustee with the notice and the other information required by this Section 3.04.

Section 3.05 Deposit of Redemption Price. At least one Business Day prior to any Redemption Date, by no later than 10:00 a.m. (London time) on that date, the Issuer shall deposit or cause to be deposited with the Paying Agent (or, if the Issuer or an Affiliate of the Issuer is the Paying Agent, shall segregate and hold in trust) a sum in same day funds sufficient to pay the Redemption Price of and accrued interest and Additional Amounts, if any, on all Notes to be redeemed on that date other than Notes or portions of Notes called for redemption that have previously been delivered by the Issuer to the Trustee for cancellation. The Paying Agent shall return to the Issuer following a written request by the Issuer any money so deposited that is not required for that purpose.

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The Issuer will pay or cause the Paying Agent to pay the relevant Redemption Price to the Holders by wire transfer of immediately available funds on the relevant Interest Payment Date.

Section 3.06 Payment of Notes Called for Redemption. If notice of redemption has been given in the manner provided below, the Notes or portion of Notes specified in such notice to be redeemed shall become due and payable on the Redemption Date at the Redemption Price stated therein, together with accrued interest to such Redemption Date, and on and after such date (unless the Issuer shall default in the payment of such Notes at the Redemption Price and accrued interest to the Redemption Date, in which case the principal, until paid, shall bear interest from the Redemption Date at the rate prescribed in the Notes) such Notes shall cease to accrue interest. Upon surrender of any Note for redemption in accordance with a notice of redemption, such Note shall be paid and redeemed by the Issuer at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders registered as such on the Redemption Date.

Notice of redemption shall be deemed to be given when mailed, whether or not the Holder receives the notice. In any event, failure to give such notice, or any defect therein, shall not affect the validity of the proceedings for the redemption of Notes held by Holders to whom such notice was properly given.

Article Four
COVENANTS

Section 4.01 Payment of Notes. The Issuer covenants and agrees for the benefit of the Holders that it shall duly and punctually pay the principal of, premium, if any, interest and Additional Amounts, if any, on the Notes on the dates and in the manner provided in this Indenture. Subject to Section 2.03, principal, premium, if any, interest and Additional Amounts, if any, shall be considered paid on the date due if on such date the Trustee or the Paying Agent (other than the Issuer or any of its Affiliates) holds, as of 10:00 a.m. London, England time on the due date, in accordance with this Indenture, money sufficient to pay all principal, premium, if any, interest and Additional Amounts, if any, then due; provided that any payment of interest shall be considered paid if satisfied pursuant to a PIK Payment. If the Issuer or any of its Affiliates acts as Paying Agent, principal, premium, if any, interest and Additional Amounts, if any, shall be considered paid on the due date if the entity acting as Paying Agent complies with Section 2.03.

The Issuer shall pay interest on overdue principal at 13.0% per annum. The Issuer shall pay interest on overdue installments of interest at the same rate to the extent lawful.

Section 4.02 Corporate Existence. The Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate, partnership, limited liability company or other existence and the rights (charter and statutory), licenses and franchises of the Issuer; provided that the Issuer shall not be required to preserve any such right, license or franchise if the Board of Directors of the Issuer shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer as a whole and that the loss thereof is not disadvantageous in any material respect to the Holders.

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Section 4.03 Statement as to Compliance. (a) The Issuer shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officer’s Certificate that complies with Section 314(a)(4) of the Trust Indenture Act stating that in the course of the performance by the signer of its duties as an officer of the Issuer he would normally have knowledge of any Default and whether or not the signer knows of any Default that occurred during such period and if any specifying such Default, its status and what action the Issuer is taking or proposed to take with respect thereto. For purposes of this Section 4.03(a), such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

(b) If the Issuer shall become aware that (i) any Default or Event of Default has occurred and is continuing or (ii) any Holder seeks to exercise any remedy hereunder with respect to a claimed Default under this Indenture or the Notes, the Issuer shall immediately deliver to the Trustee an Officer’s Certificate specifying such event, notice or other action (including any action the Issuer are taking or propose to take in respect thereof).

Section 4.04 Additional Amounts. (a) All payments that the Issuer makes under or with respect to the Notes shall be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including, without limitation, penalties, interest and other similar liabilities related thereto) of whatever nature (collectively, “Taxes”) imposed or levied on such payments by or on behalf of any jurisdiction in which the Issuer is incorporated or otherwise resident for tax purposes or from or through which any of the foregoing makes any payment on the Notes or by or within any political subdivision or governmental authority of or in any of the foregoing having power to tax (each, a “Relevant Taxing Jurisdiction”), unless the Issuer, as the case may be, is required to withhold or deduct Taxes by law or by the interpretation or administration of law. If the Issuer (or any Agent on its behalf) is required to withhold or deduct any amount for or on account of Taxes imposed or levied on behalf of a Relevant Taxing Jurisdiction from any payment made under or with respect to the Notes, the Issuer, as the case may be, shall pay additional amounts (“Additional Amounts”) as may be necessary to ensure that the net amount received by each Holder after such withholding or deduction (including any withholding or deduction in respect of any Additional Amounts) will not be less than the amount the Holder would have received if such Taxes had not been withheld or deducted.

(b) The Issuer shall not, however, pay Additional Amounts in respect or on account of:

(i) any Taxes, which would not have been imposed by the Relevant Taxing Jurisdiction in which such Taxes are imposed but for the Holder or beneficial owner of the Notes being or having been a citizen, resident or national thereof or being or having been present or engaged in a trade or business therein or having or having had a permanent establishment therein or having any other present or former connection with such Relevant Taxing Jurisdiction (other than the mere receipt, ownership, holding or disposition of the Notes, or by reason of the receipt of any payments in respect of any Note, or the exercise or enforcement of rights under any Notes);

(ii) any Taxes that are imposed or withheld by reason of the failure of the Holder or beneficial owner of the Notes, following the Issuer’s written request, to comply with any certification, identification, information or other reporting

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requirements (to the extent such Holder or beneficial owner is legally eligible to do so), whether required by statute, treaty, regulation or administrative practice of a Relevant Taxing Jurisdiction, as a precondition to exemption from, or reduction in the rate of deduction or withholding of, Taxes imposed by the Relevant Taxing Jurisdiction (including, without limitation, a certification that the Holder or beneficial owner, as appropriate, is not resident in the Relevant Taxing Jurisdiction);

(iii) any estate, inheritance, gift, sales, excise, transfer, personal property or similar Taxes;

(iv) any Tax which is payable otherwise than by deduction or withholding from payments made under or with respect to the Notes;

(v) any Tax imposed on or with respect to any payment by the Issuer to a Holder if such Holder is a fiduciary or partnership or any Person other than the sole beneficial owner of such payment to the extent that Taxes would not have been imposed on such payment had such Holder been the sole beneficial owner of such Note;

(vi) any Tax that is imposed on or with respect to a Note presented for payment by or on behalf of a Holder or beneficial owner who would have been able to avoid such withholding or deduction by presenting the relevant Notes to another Paying Agent in a member state of the European Union;

(vii) any Taxes that were imposed as a result of the presentation of a Note for payment (where presentation is required) more than 30 days after the relevant payment is first made available to the Holder (except to the extent that the Holder would have been entitled to Additional Amounts had the Note been presented on the last day of such 30-day period);

(viii) any withholding or deduction in respect of any Taxes where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to the European Council Directive 2003/48/EC, European Council Directive 2014/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meetings of November 26-27, 2000 or any subsequent Council meeting amending or supplementing those conclusions on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, any such Directive; or

(ix) any combination of any of the above.

Such Additional Amounts also will not be payable where, had the beneficial owner of the Note been the Holder, it would not have been entitled to payment of Additional Amounts by reason of clauses (i) to (ix) inclusive above.

In addition, any amounts to be paid on the Notes will be paid net of any deduction or withholding imposed or required pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code,

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and no Additional Amounts will be required to be paid on account of any such deduction or withholding.

(c) The Issuer shall (i) make such withholding or deduction as is required by applicable law and (ii) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law.

(d) At least 30 calendar days prior to each date on which any payment under or with respect to the Notes is due and payable, if the Issuer shall be obligated to pay Additional Amounts with respect to such payment (unless such obligation to pay Additional Amounts arises after the 30th day prior to the date on which payment under or with respect to the Notes is due and payable, in which case it will be promptly thereafter), the Issuer shall deliver to the Trustee an Officer’s Certificate stating that such Additional Amounts will be payable and the amounts so payable and setting forth such other information as is necessary to enable the Trustee and the Paying Agent to pay such Additional Amounts to the Holders on the payment date. The Trustee and the Paying Agent shall be entitled to rely solely on such Officer’s Certificate as conclusive proof that such payments are necessary. The Issuer shall promptly publish a notice in accordance with Section 10.01 stating that such Additional Amounts will be payable and describing its obligations to pay such amounts.

In addition, the Issuer shall pay any present or future stamp, issue, registration, court, documentary, excise or property taxes or other similar taxes, charges and duties, including, without limitation, interest, penalties and other similar liabilities with respect thereto, imposed by any Relevant Taxing Jurisdiction in respect of (i) the execution, issue, delivery or registration of the Notes or any other document or instrument referred to thereunder, or (ii) the receipt of any payments with respect to, or enforcement of, the Notes.

Upon written request, the Issuer will furnish to the Trustee and the Paying Agent or a Holder as soon as possible following such request copies of tax receipts evidencing the payment by the Issuer (as the case may be) of any Taxes imposed or levied by a Relevant Taxing Jurisdiction, in accordance with the procedures described in Section 10.01, in such form as provided in the normal course by the taxing authority imposing such Taxes and as may be reasonably available to the Issuer. If, notwithstanding the efforts of the Issuer to obtain such receipts, the same are not obtainable, the Issuer will provide the Trustee, the Paying Agent or such Holder with other evidence reasonably satisfactory to the Trustee, the Paying Agent or holder of such payments by the Issuer. If reasonably requested by the Trustee, the Issuer will provide to the Trustee such information as may be in the possession of the Issuer (and not otherwise in the possession of the Trustee) to enable the Trustee to determine the amount of any withholding Taxes attributable to any particular Holder(s); provided, however, that in no event shall the Issuer be required to disclose any information that it reasonably deems to be confidential.

(e) Whenever this Indenture refers to, in any context, the payment of principal, premium, if any, interest or any other amount payable under or with respect to any Note, such reference includes the payment of Additional Amounts, if applicable.

(f) This Section 4.04 will survive any termination, defeasance or discharge of this Indenture and shall apply mutatis mutandis to any jurisdiction in which any successor Person to the Issuer is incorporated or otherwise resident for tax purposes or any jurisdiction from or through which such person makes any payment on the Notes and any political subdivision or taxing authority or agency thereof or therein.

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Section 4.05 Provision of Information. So long as any Notes are outstanding, the Issuer will furnish to the Trustee:

(a) within 180 days after the end of the Issuer’s fiscal year ended December 31, 2014 and within 120 days after the end of the Issuer’s fiscal year beginning with the fiscal year ended December 31, 2015, annual reports containing information with a level of detail that is substantially comparable in all material respects to the sections in the offering memorandum for the floating rate senior secured notes of Towergate Finance plc, dated May 1, 2013, entitled “Risk factors”, “Selected historical financial information and other data”, the credit ratios from “Other pro forma data”, “Management’s discussion and analysis of financial condition and results of operations”, “Business”, “Management”, “Related party transactions” and “Description of other debt”; and the following information: (i) audited consolidated balance sheets of the Issuer as of the end of the two most recent fiscal years and audited consolidated income statements and statements of cash flow of the Issuer for the two most recent fiscal years, including complete footnotes to such financial statements and the report of the independent auditors on the financial statements; and (ii) pro forma income statement and balance sheet information of the Issuer (which need not comply with Article 11 of Regulation S-X under the Exchange Act, “Regulation S-X”) for any material acquisitions, dispositions, joint venture or recapitalizations that have occurred since the beginning of the most recently completed fiscal year unless pro forma information has been provided in a previous report pursuant to clause (c); provided that the annual financial statements furnished for the fiscal year ended December 31, 2014 may be for Towergate Insurance Limited and not the Issuer and provided further that the year-on-year comparisons for the annual report furnished for the fiscal year ended December 31, 2015 required by clause (i) may be in comparison to Towergate Insurance Limited and provided further that the information corresponding to the section “Management’s discussion and analysis of financial condition and results of operations” for the annual report furnished for the fiscal year ended December 31, 2014 need only to include discussion of the fiscal years 2014 and 2013 (and not 2012);

(b) within 90 days after the end of the Issuer’s fiscal quarter ended March 31, 2015 and within 60 days following the end of the first three fiscal quarters in each fiscal year of the Issuer beginning with the quarter ending June 30, 2015, all quarterly financial statements of the Issuer containing the following information: (i) an unaudited condensed consolidated balance sheet as of the end of such quarter and unaudited condensed statements of income and cash flow for the most recent quarter, year to date period ending on the unaudited condensed balance sheet date, and the comparable prior year periods (which may be presented on a pro forma basis), together with condensed footnote disclosure; (ii) pro forma income statement and balance sheet information of the Issuer (which need not comply with Article 11 of Regulation S-X), together with explanatory footnotes, for any material acquisitions, dispositions, joint ventures or recapitalizations that have occurred since the beginning of the most recently completed fiscal year unless pro forma information has been provided in a previous report pursuant to clause (c); (iii) an operating and financial review of the unaudited financial statements, including a discussion of the results of operations, financial condition, credit ratios (as referenced in clause (a) above), EBITDA, Adjusted EBITDA and the relevant adjustments, and material changes in liquidity and capital resources of the Issuer; and (iv) material recent developments; provided that the quarterly report furnished for the quarter ended March 31, 2015 may be for Towergate Insurance Limited and not the Issuer and provided further that the period-on-period comparisons for any quarter prior to the quarter ended March 31, 2016 required by clause (i) may be in comparison to Towergate Insurance Limited;

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(c) promptly after the occurrence of any material acquisition, disposition, joint venture or recapitalization of the Issuer or any changes in the Board of Directors or senior executives of the Issuer or change in auditors of the Issuer or any other material event affecting the Issuer, a report containing a description of such event; and

(d) such additional information, documents and other reports as is required by Section 314 of the Trust Indenture Act.

All financial statements and pro forma financial information shall be prepared in accordance with IFRS on a consistent basis for the periods presented; provided, however, that the reports set forth in clauses (a), (b) and (c) above must, in the event of a change in applicable IFRS, present the immediately preceding period on a basis that applied to such periods, subject to the provisions of this Indenture.

Contemporaneously with the furnishing of each such report discussed above, the Issuer will also (i) file a press release with the appropriate internationally recognized wire services (including, without limitation, through the newswire service of Bloomberg, or if Bloomberg does not then operate, any similar agency) in connection with such report and (ii) post each such report on such website as may be then maintained by the Issuer and its Subsidiaries or the Issuer (without any password protection or similar restrictions). In the event that the Issuer (so long as the Issuer “beneficially owns” (as that term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, 100% of the total voting power of the Voting Stock of the Issuer and no other material assets and the Issuer conducts no other material operations) becomes subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act, or elects to comply with such provisions, the Issuer will, for so long as it continues to file the reports required by Section 13(a) with the Commission, make available to the Trustee the annual reports, information, documents and other reports that the Issuer is required to file with the Commission pursuant to such Section 13(a) or 15(d). Upon complying with the foregoing requirement, the Issuer will be deemed to have complied with the provisions contained in the preceding two paragraphs. Upon the occurrence of an event described in clause (c) above, the Issuer will deliver to the Trustee a written statement as to compliance with this Indenture, including whether or not any Default has occurred.

The Issuer will use its commercially reasonable efforts to, within 10 Business Days after the delivery of each report pursuant to the above paragraphs, conduct a conference call to discuss such report and the results of operations for the relevant reporting period.

So long as any Notes are listed on the Official List of the Channel Islands Securities Exchange Authority Limited and the rules of such stock exchange so require, the Issuer shall also make available copies of all reports furnished to the Trustee at the offices of the listing sponsor in Jersey, Channel Islands during normal business hours.

Section 4.06 Further Instruments and Acts. Upon request of the Trustee (but without imposing any duty or obligation of any kind on the Trustee to make any such request), the Issuer shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

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Section 4.07 Listing. As soon as practicable after the Issue Date and in any event no later than the first Interest Payment Date, the Issuer will make an application to list the Notes on the Official List of the Channel Islands Securities Exchange Authority Limited.

Article Five
DEFAULTS AND REMEDIES

Section 5.01 Events of Default. (a) “Event of Default”, wherever used herein, means any of the following events:

(i) a default for 30 days in the payment when due of any interest or any Additional Amounts on any Note;

(ii) default in the payment of the principal of or premium, if any, on any Note at its Maturity (upon acceleration, optional or mandatory redemption, if any, required repurchase or otherwise);

(iii) failure to comply with any covenant or agreement of the Issuer that is contained herein (other than specified in clause (i) or (ii) above), and such failure continues for a period of 30 days or more after the written notice specified in paragraph (b) of this Section 5.01 below;

(iv) the entry by a court of competent jurisdiction of (A) a decree or order for relief in respect of the Issuer in an involuntary case or proceeding under any applicable Bankruptcy Law or (B) a decree or order adjudging the Issuer bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the Issuer under any applicable law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official, including the Viscount of the Royal Court of Jersey) of the Issuer or of any substantial part of its properties or ordering the winding up or liquidation of its affairs, and any such decree, order or appointment pursuant to any Bankruptcy Law for relief shall continue to be in effect, or any such other decree, appointment or order shall be unstayed and in effect, for a period of 100 consecutive days; or

(v) (A) the Issuer (x) commences a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent or (y) consents to the filing of a petition, application, answer or consent seeking reorganization or relief under any applicable Bankruptcy Law, (B) the Issuer consents to the entry of a decree or an order for relief in respect of the Issuer in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or (C) the Issuer (x) consents to the appointment of, or taking possession by, a custodian, receiver, liquidator, administrator, supervisor, assignee, trustee, sequestrator or similar official (including the Jersey Viscount) of the Issuer or of any substantial part of its properties, (y) makes an assignment for the benefit of creditors or (z) admits in writing its inability to pay its debts generally as they become due.

(b) If a Default or an Event of Default occurs and is continuing and is known to the Trustee, the Trustee shall mail to each Holder notice of the Default or Event of Default within 15 Business Days after it is known by registered or certified mail or facsimile transmission, and if it has received an Officer’s Certificate as to such Default or Event of

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Default, the Officer’s Certificate specifying such event, notice or other action, its status and what action the Issuer is taking or proposes to take with respect thereto. Except in the case of a Default or an Event of Default in payment of principal of, premium, if any, Additional Amounts or interest on any Notes, the Trustee may withhold the notice to the Holders of such Notes if a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of the Holders. The Trustee shall not be deemed to have knowledge of a Default unless a Trust Officer has actual knowledge of such Default or written notice of such Default has been received by the Trustee. The Issuer shall also notify the Trustee within 15 Business Days of the occurrence of any Default or Event of Default stating what action, if any, it is taking with respect to that Default or Event of Default.

Section 5.02 Acceleration. (a) If an Event of Default with respect to the Notes (other than an Event of Default specified in Section 5.01(a)(iv) or (v) above) occurs and is continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding by written notice to the Issuer (and to the Trustee if such notice is given by the Holders) may, and the Trustee, upon the written request of such Holders, shall, declare the principal amount of, premium, if any, and any Additional Amounts and accrued interest on all of the outstanding Notes immediately due and payable, and upon any such declaration all such principal amounts payable in respect of the Notes shall become immediately due and payable.

(b) If an Event of Default specified in Section 5.01(a)(iv) or (v) above occurs and is continuing, then the principal of, premium, if any, and Additional Amounts and accrued and unpaid interest on all of the outstanding Notes shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

(c) At any time after a declaration of acceleration under this Indenture, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in aggregate principal amount of the outstanding Notes, by written notice to the Issuer and the Trustee, may rescind such declaration of acceleration and its consequences if:

(i) the Issuer has paid or deposited with the Trustee a sum sufficient to pay:

(A) all overdue interest and Additional Amounts, if any, on all Notes then outstanding;

(B) all unpaid principal of and premium, if any, on any outstanding Notes that has become due otherwise than by such declaration of acceleration, and interest thereon at the rate borne by the Notes;

(C) to the extent that payment of such interest is lawful, interest upon overdue interest and overdue principal at the rate borne by the Notes; and

(D) all sums paid or advanced by the Trustee under this Indenture and the properly incurred compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

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(ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and

(iii) all Events of Default, other than the non-payment of amounts of principal of, premium, if any, and any Additional Amounts and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.04.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section 5.03 Other Remedies. If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee, without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.

Section 5.04 Waiver of Past Defaults. The Holders of not less than a majority in aggregate principal amount of the outstanding Notes may, on behalf of the Holders of all the Notes, waive any past Default hereunder and its consequences, except:

(a) as restricted by Section 8.02(b)(vii);

(b) a Default in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of 100% of the Holders of the Notes; or

(c) to the extent expressly prohibited by the Trust Indenture Act (to the extent applicable).

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 5.05 Control by Majority. The Holders of a majority in aggregate principal amount of the Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee under this Indenture; provided that:

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(a) the Trustee may refuse to follow any direction that conflicts with law or this Indenture, or that the Trustee determines in good faith may be materially prejudicial to the rights of Holders not joining in the giving of such direction;

(b) the Trustee may refuse to follow any direction that the Trustee determines is materially prejudicial to the rights of other Holders or would involve the Trustee in personal liability; and

(c) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

Section 5.06 Limitation on Suits. A Holder may not institute any proceedings or pursue any remedy with respect to this Indenture or the Notes unless:

(a) the Holders of at least 25% in aggregate principal amount of outstanding Notes shall have made a written request to the Trustee to pursue such remedy;

(b) such Holder or Holders offer the Trustee indemnity or security satisfactory to the Trustee against any costs, liability or expense;

(c) the Trustee does not comply with the request within 30 days after receipt of the request and the offer of indemnity or security; and

(d) during such 30-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction that is inconsistent with the request.

The limitations in the foregoing provisions of this Section 5.06, however, do not apply to a suit instituted by a Holder for the enforcement of the payment of the principal of, premium, if any, Additional Amounts, if any, or interest, if any, on such Note on or after the respective due dates expressed in such Note.

A Holder may not use this Indenture to prejudice the rights of any other Holder or to obtain a preference or priority over another Holder.

Section 5.07 Unconditional Right of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal, premium, if any, Additional Amounts, if any, and interest, if any, on the Notes held by such Holder, on or after the respective due dates, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 5.08 Collection Suit by Trustee. The Issuer covenants that if default is made in the payment of:

(a) any installment of interest on any Note when such interest becomes due and payable and such default continues for a period of 30 days, or

(b) the principal of (or premium, if any, on) any Note at the Maturity thereof,

the Issuer shall, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal (and

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premium, if any), Additional Amounts, if any, and interest, and interest on any overdue principal (and premium, if any) and Additional Amounts, if any, and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installment of interest, at the rate borne by the Notes, and, in addition thereto, such further amount as shall be sufficient to cover the amounts provided for in Section 6.05 and such further amount as shall be sufficient to cover the costs and expenses of collection, including the properly incurred compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

(c) If the Issuer fails to pay such amounts forthwith upon such demand, the Trustee, in its own name as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Issuer or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Issuer or any other obligor upon the Notes, wherever situated.

Section 5.09 Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee, the Agents (including any claim for the properly incurred compensation, expenses, disbursements and advances of the Trustee, the Agents, their respective agents and counsel, and any other amounts due the Trustee, the Agents under Section 6.05) and the Holders allowed in any judicial proceedings relative to the Issuer, their creditors or their property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders at their direction in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee or the Agents any amount due it for properly incurred compensation, expenses, disbursements and advances of the Trustee, the Agents their respective agents and counsel, and any other amounts due the Trustee, the Agents under Section 6.05. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee under Section 6.05 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money securities and other properties which the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing herein contained shall be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 5.10 Application of Money Collected. If the Trustee collects any money or property pursuant to this Article Six, it shall pay out the money or property in the following order:

FIRST:	to the Trustee and the Agents for amounts due under Section 6.05;

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SECOND:	to Holders for amounts due and unpaid on the Notes for principal of, premium, if any, interest, if any, and Additional Amounts, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, interest, if any, and Additional Amounts, if any, respectively; and

THIRD:	to the Issuer or any other obligors of the Notes, as their interests may appear, or as a court of competent jurisdiction may direct.

The Trustee may fix a record date and a payment date for any payment to Holders pursuant to this Section 5.10.

Section 5.11 Undertaking for Costs. A court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in the suit of an undertaking to pay the costs of such suit, and such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 5.11 does not apply to a suit by the Trustee, a suit by Holders of more than 10% in aggregate principal amount of the outstanding Notes or any suit by any Holder pursuant to Section 5.07.

Section 5.12 Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Issuer, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 5.13 Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.14 Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article Five or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 5.15 Record Date. The Issuer may set a record date, which need not be the date provided in Section 316(c) of the Trust Indenture Act to the extent it would otherwise be applicable, for purposes of determining the identity of Holders entitled to vote on or to consent to any action by vote or consent authorized or permitted by Section 5.04 and 5.05. Unless this Indenture provides otherwise, such record date shall be the later of 30 days

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prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee pursuant to Section 2.04 prior to such solicitation.

Section 5.16 Waiver of Stay or Extension Laws. The Issuer covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

Article Six
TRUSTEE

Section 6.01 Duties of Trustee. (a) If an Event of Default has occurred and is continuing of which a Trust Officer of the Trustee has actual knowledge, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, in each case on and subject to the terms thereof, and use the same degree of care and skill in their exercise of their rights and duties hereunder as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Subject to the provisions of Section 6.01(a), (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no others and no implied covenants or obligations shall be read into this Indenture against the Trustee; and (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. In the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall the examine same to determine whether they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee shall not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i) this paragraph does not limit the effect of paragraph (b) of this Section 6.01;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer of the Trustee unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.02 or 5.05;

(d) The Trustee and the Paying Agent shall not be liable for interest on any money received by it except as the Trustee and the Paying Agent may agree in writing with the

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Issuer. Money held in trust by the Trustee or the Paying Agent need not be segregated from other funds except to the extent required by law;

(e) No provision of this Indenture shall require the Trustee or the Paying Agent to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers; and

(f) Any provisions hereof relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 6.01 and the Trust Indenture Act.

Section 6.02 Certain Rights of Trustee. (a) Subject to Section 6.01:

(i) the Trustee may rely conclusively, and shall be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by them to be genuine and to have been signed or presented by the proper person whether or not such document is addressed to it and regardless of any monetary or other cap or limitation of liability contained therein;

(ii) before the Trustee acts or refrains from acting, they may require an Officer’s Certificate or an Opinion of Counsel or both, which shall conform to Section 10.03. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion;

(iii) the Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care by it hereunder;

(iv) the Trustee shall not be under any obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to them against the costs, expenses and liabilities that might be incurred by them in compliance with such request or direction;

(v) the Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers;

(vi) whenever, in the administration of this Indenture, the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on their part, rely upon an Officer’s Certificate;

(vii) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, individually, may make such further inquiry or investigation into such facts or matters as they may see fit, and, if the Trustee shall determine to make such further inquiry or

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investigation, it shall be entitled to examine the books, records and premises of the Issuer personally or by agent or attorney;

(viii) the Trustee shall not be deemed to have notice or any knowledge of any matter (including without limitation Defaults or Events of Default) and may assume the Issuer is complying with their covenants and obligations under this Indenture unless a Trust Officer received written notice hereof and such notice clearly references the Notes and the Issuer, or this Indenture;

(ix) the Trustee shall not be required to give any bond or surety with respect to the performance of its duties or the exercise of its powers under this Indenture;

(x) in the event the Trustee receives inconsistent or conflicting requests and indemnity from two or more groups of Holders, each representing less than a majority in aggregate principal amount of the Notes then outstanding, pursuant to the provisions of this Indenture, the Trustee, in its discretion, may determine what action, if any, will be taken;

(xi) the permissive rights of the Trustee to take the actions permitted by this Indenture will not be construed as an obligation or duty to do so;

(xii) delivery of reports, information and documents to the Trustee under Section 4.05 is for informational purposes only and the Trustee’s receipt of the foregoing will not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates);

(xiii) the rights, privileges, protections, immunities and benefits given to each of the Trustee in this Indenture, including, without limitation, its rights to be indemnified, are extended to, and will be enforceable by, the Trustee in its capacity hereunder, by the Agents and by each agent, custodian and other Person employed to act hereunder;

(xiv) the Trustee may consult with counsel, and the advice of such counsel or any Opinion of Counsel will, subject to Section 6.01(b), be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(xv) the Trustee shall have no duty to inquire as to the performance of the covenants of the Issuer in Article Four hereof;

(xvi) the Trustee shall not have any obligation or duty to monitor, determine or inquire as to compliance, and shall not be responsible or liable for compliance, with restrictions on transfer, exchange, redemption, purchase or repurchase, as applicable, of minimum denominations imposed under this Indenture or under applicable law or regulation with respect to any transfer, exchange, redemption, purchase or repurchase, as applicable, of any interest in any Notes, but may, at its sole discretion, choose to do so;

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(xvii) in no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of, or caused by, directly or indirectly, forces beyond its control, including, without limitation, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God; it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances; and

(xviii) the Trustee shall not under any circumstances be liable for any punitive, special or consequential damages, or any consequential loss (including but not limited to loss of business, goodwill, opportunity or profit of any kind) of any person.

(b) The Trustee may request that the Issuer deliver an Officer’s Certificate setting forth the names of the individuals and/or the titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded. Any Officer’s Certificate or Opinion of Counsel delivered to the Trustee must be in a form reasonably satisfactory to the Trustee.

(c) No provision of this Indenture shall require the Trustee to do anything which, in its opinion, may be illegal or contrary to applicable law or regulation.

(d) The Trustee shall not be accountable for the use or application by the Issuer or the proceeds therefrom or the use or application of any money received by any Paying Agent.

Section 6.03 Individual Rights of Trustee. The Trustee, any Paying Agent, any Registrar or any other agent of the Issuer or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer with the same rights it would have if it were not the Trustee, Paying Agent, Registrar or such other agent. The Trustee may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with, the Issuer or any of its Affiliates or Subsidiaries as if it were not performing the duties specified herein, and may accept fees and other consideration from the Issuer for services in connection with this Indenture and otherwise without having to account for the same to the Trustee, or to the Holders from time to time. However, the Trustee is subject to and shall at all times comply with Sections 310(b) and 311 of the Trust Indenture Act pursuant to which the Trustee shall resign if it acquires and does not eliminate a conflicting interest as defined therein; provided, however, that there shall be excluded from the operation of Section 310(b)(1) of the Trust Indenture Act any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuer are outstanding if the requirements for such exclusion set forth in Section 310(b)(1) of the Trust Indenture Act are satisfied. To the extent permitted by the Trust Indenture Act, the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under this Indenture with respect to securities of more than one series or by virtue of being a trustee or successor trustee under this Indenture and under the indenture executed on or about the Issue Date under which TIG Finco plc issued the £75,000,000 super senior secured notes due 2019 and under the indenture executed on or about the Issue Date under which TIG Finco plc issued the £375,000,000 8.5% senior secured notes due 2020. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act to the extent indicated therein.

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Section 6.04 Disclaimer of Trustee. The recitals contained herein shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or the Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture. The Trustee shall not be accountable for the Issuer’s use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture, nor shall they be responsible for the use or application of any money received by any Paying Agent other than the Trustee.

Section 6.05 Compensation and Indemnity. The Issuer shall pay to the Trustee such compensation as shall be agreed in writing for its services hereunder. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer, jointly and severally shall reimburse the Trustee promptly upon request for all properly incurred disbursements, advances or expenses incurred or made by them, including costs of collection, in addition to the compensation for their services. Such expenses shall include the properly incurred compensation, disbursements, advances and expenses of the Trustee’s agents and counsel.

The Issuer shall indemnify the Trustee against any and all loss, liability or expense (including attorneys’ fees and expenses) incurred by either of them without willful misconduct or negligence on their part arising out of or in connection with the administration of this trust and the performance of their duties hereunder (including the costs and expenses of enforcing this Indenture against the Issuer (including this Section 6.05) and defending themselves against any claim, whether asserted by the Issuer, any Holder or any other Person, or liability in connection with the execution and performance of any of their powers and duties hereunder). The Trustee shall notify the Issuer promptly of any claim for which they may seek indemnity. Failure by the Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Issuer shall, at the sole discretion of the Trustee, defend the claim, and the Trustee shall reasonably cooperate and may participate at the Issuer’s expense in such defense. Alternatively, the Trustee may at its option have separate counsel of their own choosing, and the Issuer shall pay the reasonably incurred fees and expenses of such counsel. The Issuer need not pay for any settlement made without its consent, which consent may not be unreasonably withheld. The Issuer shall not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct, negligence or bad faith.

To secure the Issuer’s payment obligations in this Section 6.05, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of, premium, if any, additional amounts, if any, and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

When the Trustee incurs expenses after the occurrence of a Default specified in Section 5.01(a)(iv) or (v) with respect to the Issuer, the expenses are intended to constitute expenses of administration under Bankruptcy Law.

The Issuer’s obligations under this Section 6.05 and any claim or Lien arising hereunder shall survive the resignation or removal of any Trustee, the satisfaction and discharge of the Issuer’s obligations pursuant to Article Eight and any rejection or termination under any Bankruptcy Law, and the termination of this Indenture.

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As provided in Section 6.02(a)(xiii), the Agents shall have the benefit of this Section.

Section 6.06 Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 6.06.

The Trustee may resign at any time without giving a reason by so notifying the Issuer. The Holders of a majority in outstanding principal amount of the outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer. The Issuer shall remove the Trustee if:

(a) the Trustee fails to comply with Section 6.08;

(b) the Trustee is adjudged bankrupt or insolvent;

(c) a receiver or other public officer takes charge of the Trustee or its property; or

(d) the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed, or if a vacancy exists in the office of the Trustee for any reason, the Issuer shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer. If the successor Trustee does not deliver its written acceptance required by the next succeeding paragraph of this Section 6.06 within 30 days after the retiring Trustee or is removed, the retiring Trustee, the Issuer or the Holders of a majority in principal amount of the outstanding Notes may, at the expense of the Issuer, petition any court of competent jurisdiction for the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided that all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 6.05.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of at least 25% in outstanding principal amount of the Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Issuer. The retiring Trustee may appoint a successor Trustee at any time prior to the date on which a successor Trustee takes office; provided that such appointment shall be reasonably satisfactory to the Issuer.

If the Trustee fails to comply with Section 6.08, any Holder who satisfies the requirements of Section 310(b) of the Trust Indenture Act may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section 6.06, the Issuer’s obligations under Section 6.05 shall continue for the benefit of the retiring Trustee.

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Section 6.07 Successor Trustee by Merger. Any entity into which the Trustee may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any entity succeeding to all or substantially all of the corporate trust business of the Trustee shall be the successor of the Trustee hereunder; provided such entity shall be otherwise qualified and eligible under this Article Seven, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

Section 6.08 Eligibility; Disqualification. This Indenture shall always have a Trustee who satisfies the requirements of Section 310(a)(1) and (2) of the Trust Indenture Act. The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. No obligor upon the Notes or Person directly controlling, controlled by, or under common control with, such obligor shall serve as trustee upon the Notes.

Section 6.09 Appointment of Co-Trustee. (a) It is the purpose of this Indenture that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as trustee in such jurisdiction. It is recognized that in case of litigation under this Indenture, and in particular in case of the enforcement thereof on Default, or in case the Trustee deems that by reason of any present or future law of any jurisdiction it may not exercise any of the powers, rights or remedies herein granted to the Trustee or hold title to the properties, in trust, as herein granted or take any action which may be desirable or necessary in connection therewith, it may be necessary that the Trustee appoint an individual or institution as a separate or co- trustee. The following provisions of this Section 6.09 are adopted to these ends.

(b) In the event that the Trustee appoints an additional individual or institution as a separate or co-trustee, each and every remedy, power, right, claim, demand, cause of action, immunity, estate, title, interest and Lien expressed or intended by this Indenture to be exercised by or vested in or conveyed to the Trustee with respect thereto shall be exercisable by and vest in such separate or co-trustee but only to the extent necessary to enable such separate or co-trustee to exercise such powers, rights and remedies, and only to the extent that the Trustee by the laws of any jurisdiction is incapable of exercising such powers, rights and remedies, and every covenant and obligation necessary to the exercise thereof by such separate or co-trustee shall run to and be enforceable by either of them.

(c) Should any instrument in writing from the Issuer be required by the separate or co-trustee so appointed by the Trustee for more fully and certainly vesting in and confirming to him or it such properties, rights, powers, trusts, duties and obligations, any and all such instruments in writing shall, on request, be executed, acknowledged and delivered by the Issuer; provided that if an Event of Default shall have occurred and be continuing, if the Issuer does not execute any such instrument within 15 days after request therefor, the Trustee shall be empowered as an attorney-in-fact for the Issuer to execute any such instrument in the Issuer’s name and stead. In case any separate or co-trustee or a successor to either shall die, become incapable of acting, resign or be removed, all the estates, properties, rights, powers, trusts, duties and obligations of such separate or co-trustee, so far as permitted by law, shall vest in and be exercised by the Trustee until the appointment of a new trustee or successor to such separate or co-trustee.

(d) Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

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(i) all rights and powers conferred or imposed upon the Trustee shall be conferred or imposed upon and may be exercised or performed by such separate trustee or co-trustee; and

(ii) no trustee hereunder shall be liable by reason of any act or omission of any other trustee hereunder.

(e) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article Seven.

(f) Any separate trustee or co-trustee may at any time appoint the Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

Section 6.10 Resignation of Agents.

(a) Any Agent may resign its appointment hereunder at any time without the need to give any reason and without being responsible for any costs associated therewith by giving to the Issuer and the Trustee and (except in the case of resignation of the Paying Agent) the Paying Agent 30 days’ written notice to that effect (waivable by the Issuer and the Trustee); Following receipt of a notice of resignation from any Agent, the Issuer shall promptly give notice thereof to the Holders in accordance with Section 10.01. Such notice shall expire at least 30 days before or after any due date for payment in respect of the Notes.

(b) If any Agent gives notice of its resignation in accordance with this Section 6.10 and a replacement Agent is required and by the tenth day before the expiration of such notice such replacement has not been duly appointed, such Agent may itself appoint as its replacement any reputable and experienced financial institution. Immediately following such appointment, the Issuer shall give notice of such appointment to the Trustee, the remaining Agents and the Holders, whereupon the Issuer, the Trustee, the remaining Agents and the replacement Agent shall acquire and become subject to the same rights and obligations between themselves as if they had entered into an agreement in the form mutatis mutandis of this Indenture.

(c) Upon its resignation becoming effective the Paying Agent shall forthwith transfer all moneys held by it hereunder to the successor Paying Agent or, if none, to the Trustee or to the Trustee’s order, but shall have no other duties or responsibilities hereunder, and shall be entitled to the payment by the Issuer of its remuneration for the services previously rendered hereunder and to the reimbursement of all reasonable expenses (including legal fees) incurred in connection therewith.

(d) Upon its resignation becoming effective the Registrar shall forthwith transfer all records held by it hereunder, including the Security Register, to the successor Registrar or, if none, the Issuer or to the Issuer’s order, but shall have no other duties or responsibilities hereunder, and shall be entitled to the payment by the Issuer of its remuneration for the

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services previously rendered hereunder and to the reimbursement of all properly incurred expenses (including legal fees) in connection therewith.

Section 6.11 Electronic Communications. In no event shall the Trustee or any Agent be liable for any claims, losses, liabilities, damages, costs, expenses and judgments (including legal fees and expenses) arising to it from receiving or transmitting any data from the Issuer via any non-secure method of transmission or communication, including, without limitation, by facsimile or e-mail.  The Issuer accepts that some methods of communication are not secure, and the Trustee and any Agent shall incur no liability for receiving instructions via any such non-secure method.  Each of the Trustee and any Agent is authorized to comply with and rely on any such notice, instructions or other communications believed by it to have been sent by the Issuer or any other authorized person.  The Issuer shall use all reasonable endeavors to ensure that instructions are complete and correct.  Any instructions given by the Issuer to the Trustee or any Agent under this Indenture shall be conclusively deemed to be valid instructions from the Issuer to the Trustee or Agent, as applicable, for purposes of this Indenture.

Section 6.12 Preferential Collection of Claims Against Issuer. The Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship listed in Section 311(b) of the Trust Indenture Act. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act to the extent indicated.

Section 6.13 Reports by Trustee to Holders. To the extent required by Section 313(a) of the Trust Indenture Act, within 60 days after January 1 of each year commencing with January 1, 2016 and for as long as there are Notes outstanding under this Indenture, the Trustee shall mail to each Holder the Trustee’s report dated as of such date that complies with Section 313(a) of the Trust Indenture Act. The Trustee shall also comply with Sections 313(b), 313(c) and 313(d) of the Trust Indenture Act. A copy of such report at the time of its mailing to Holders shall be filed with the Commission, if required, and each stock exchange, if any, on which the Notes are listed.

Section 6.14 USA Patriot Act. The Issuer acknowledges that in accordance with Section 326 of the USA Patriot Act, The Bank of New York Mellon, London Branch and The Bank of New York Mellon (Luxembourg) S.A. (together the “BNYM Entities”), like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account. The Issuer undertakes to provide the BNYM Entities with such information as it may request in order for the BNYM Entities to satisfy the requirements of the USA Patriot Act, including but not limited to the name, address, tax identification number and other information that will allow it to identify the individual or entity who is establishing the relationship or opening the account and may also ask for formation documents such as articles of incorporation or other identifying documents to be provided.

Section 6.15 Tax Compliance. In order to comply with applicable tax laws (inclusive of rules, regulations and interpretations promulgated by competent authorities) in effect from time to time (“Applicable Tax Law”) that a foreign financial institution, issuer, trustee, paying agent or other party is or has agreed to be subject to, the Issuer agrees (i) to provide to the Trustee and the Paying Agent any such information about the parties or transactions (including any modification to the terms of such transactions) as is reasonably

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requested by the Trustee or Paying Agent so the Trustee and the Paying Agent can determine whether it has tax related obligations under Applicable Tax Law and (ii) that the Trustee and the Paying Agent shall be entitled to make any withholding or deduction from payments to the extent necessary to comply with Applicable Tax Law for which the Trustee and the Paying Agent shall not have any liability. The terms of this Section 6.15 shall survive the termination of this Indenture.

Article Seven
DEFEASANCE; SATISFACTION AND DISCHARGE

Section 7.01 Issuer’s Option to Effect Defeasance or Covenant Defeasance. The Issuer may, at its option and at any time prior to the Stated Maturity of the Notes, by a resolution of its Board of Directors, at any time, with respect to the Notes, elect to have either Section 7.02 or Section 7.03 be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article Seven.

Section 7.02 Defeasance and Discharge. Upon the Issuer’s exercise under Section 7.01 of the option applicable to this Section 7.02, the Issuer shall be deemed to have been discharged from their obligations with respect to the Notes on the date the conditions set forth in Section 7.04 are satisfied (hereinafter, “legal defeasance”). For this purpose, such legal defeasance means that the Issuer shall be deemed to have paid and discharged the entire debt represented by the outstanding Notes and to have satisfied all its other obligations under the Notes and this Indenture (and the Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions, which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive, solely from the trust fund described in Section 7.08 and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any, on) and interest on such Notes when such payments are due, (b) the provisions set forth at Section 7.06 below, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuer’s obligations in connection therewith, (d) this Section 7.02 and (e) any other provision of this Indenture which expressly survives satisfaction and discharge. Subject to compliance with this Article Eight, the Issuer may exercise its option under this Section 7.02 notwithstanding the prior exercise of its option under Section 7.03 below with respect to the Notes. If the Issuer exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default.

Section 7.03 Covenant Defeasance. Upon the Issuer’s exercise under Section 7.01 of the option applicable to this Section 7.03, the Issuer shall be released from its obligations under any covenant contained in Section 4.03 and Section 4.06 and clause (iii) of Section 5.01(b) with respect to the Notes on and after the date the conditions set forth below are satisfied (hereinafter, “covenant defeasance”). For this purpose, such covenant defeasance means that the Issuer may omit to comply with, and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document, and such omission to comply shall not constitute a Default or an Event of Default, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.

Section 7.04 Conditions to Defeasance. In order to exercise either legal defeasance or covenant defeasance:

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(a) the Issuer must irrevocably deposit or cause to be deposited as trust funds in trust with the Trustee (or such other party as directed by the Trustee), for the benefit of the Holders, cash in Sterling, non-callable U.K. Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of an internationally recognized firm of independent public accountants, to pay and discharge the principal of, premium, if any, and interest and any Additional Amounts, if any, on the outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Issuer must (i) specify whether the Notes are being defeased to maturity or to a particular redemption date; and (ii) if applicable, have delivered to the Trustee an irrevocable notice to redeem all the outstanding Notes of such principal, premium, if any, or interest;

(b) in the case of an election under Section 7.02, the Issuer shall have delivered to the Trustee (i) an Opinion of Counsel reasonably acceptable to the Trustee stating that (A) the U.S. Internal Revenue Service has either published a revenue ruling or issued to the Issuer a private letter ruling, or (B) since the date of this Indenture, there has been a change in applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the beneficial owners of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred and (ii) an Opinion of Counsel reasonably acceptable to the Trustee to the effect that the beneficial owners of the outstanding Notes will not recognize income, gain or loss for tax purposes in the United Kingdom as a result of such legal defeasance and will be subject to tax in the United Kingdom on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

(c) in the case of an election under Section 7.03, the Issuer shall have delivered to the Trustee (i) an Opinion of Counsel reasonably acceptable to the Trustee to the effect that the beneficial owners of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred and (ii) an Opinion of Counsel reasonably acceptable to the Trustee to the effect that the beneficial owners of the outstanding Notes will not recognize income, gain or loss for tax purposes in the United Kingdom as a result of such covenant defeasance and will be subject to tax in the United Kingdom on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

(d) no Default or Event of Default shall have occurred and be continuing (i) on the date of such deposit (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to such deposit) or, (ii) insofar as bankruptcy or insolvency events described in Section 5.01(a)(iv) and (v) are concerned, at any time during the period ending on the 123rd day after the date of such deposit;

(e) such legal defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest as defined in this Indenture and for purposes of the Trust Indenture Act with respect to any of the Issuer’s securities;

(f) such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default (other than a Default or an Event of Default resulting from

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the borrowing of funds to be applied to such deposit) under, this Indenture or any material agreement or instrument to which the Issuer is a party or by which the Issuer is bound;

(g) such legal defeasance or covenant defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the U.S. Investment Company Act of 1940, as amended, unless such trust shall be registered under such Act or exempt from registration thereunder;

(h) the Issuer shall have delivered to the Trustee an Opinion of Counsel in the country of the Issuer’s incorporation to the effect that after the 123rd day following the deposit, the trust funds shall not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and an Opinion of Counsel reasonably acceptable to the Trustee that the Trustee shall have a perfected security interest in such trust funds for the ratable benefit of the Holders;

(i) the Issuer shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer or others, or removing assets beyond the reach of the relevant creditors or increasing debts of the Issuer to the detriment of the relevant creditors;

(j) no event or condition shall exist that would prevent the Issuer from making payments of the principal of, premium, if any, and interest on the Notes on the date of such deposit or at any time ending on the 123rd day after the date of such deposit; and

(k) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the legal defeasance or the covenant defeasance, as the case may be, have been complied with.

If the funds deposited with the Trustee to effect covenant defeasance are insufficient to pay the principal of, premium, if any, and interest on the Notes when due because of any acceleration occurring after an Event of Default, then the Issuer will remain liable for such payments.

Section 7.05 Satisfaction and Discharge of Indenture. This Indenture shall be discharged and shall cease to be of further effect (except as to surviving rights under Section 2.05) as to all Notes issued thereunder when:

(a) the Issuer has irrevocably deposited or caused to be deposited with the Trustee (or such other party as directed by the Trustee) as funds in trust for such purpose an amount in Sterling or U.K. Government Securities sufficient (in the opinion of an internationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee), without consideration of any reinvestment of any interest thereon, to pay and discharge the entire debt on such Notes not theretofore delivered to the Trustee for cancellation, for principal, premium, if any, and accrued and unpaid interest and Additional Amounts, if any, to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be, and the Issuer shall have delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of Notes at Maturity or on the Redemption Date, as the case may be, and all Notes (i) have become due and payable by reason of the mailing of a notice of redemption

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or otherwise or (ii) will become due and payable at Stated Maturity within one year or (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the Issuer’s name, and at the Issuer’s expense;

(b) the Issuer has paid or caused to be paid all sums payable by the Issuer under this Indenture; and

(c) the Issuer has delivered an Officer’s Certificate and an Opinion of Counsel to the Trustee each stating that: (x) all conditions precedent to satisfaction and discharge have been satisfied and (y) such satisfaction and discharge will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Issuer is a party or by which the Issuer is bound.

Section 7.06 Survival of Certain Obligations. Notwithstanding Section 7.01 and 7.03, any obligations of the Issuer in Sections Section 2.02 through 2.09, 6.05 and 6.06 shall survive until the Notes have been paid in full. Thereafter, any obligations of the Issuer in Section 6.05 shall survive such satisfaction and discharge. Nothing contained in this Article Eight shall abrogate any of the obligations or duties of the Trustee under this Indenture.

Section 7.07 Acknowledgment of Discharge by Trustee. Subject to Section 7.09, after the conditions of Section 7.02 or 7.03 have been satisfied, the Trustee upon written request shall acknowledge in writing the discharge of all of the Issuer’s obligations under this Indenture except for those surviving obligations specified in this Article Eight.

Section 7.08 Application of Trust Money. Subject to Section 7.09, the Trustee shall hold in trust cash in Sterling or U.K. Government Securities deposited with it pursuant to this Article Eight. It shall apply the deposited cash or U.K. Government Securities through the Paying Agent and in accordance with this Indenture to the payment of principal of, premium, if any, interest and Additional Amounts, if any, on the Notes; but such money need not be segregated from other funds except to the extent required by law.

Section 7.09 Repayment to Issuer. Subject to Section 6.05 and Sections 7.01 through 7.04, the Trustee and the Paying Agent shall promptly pay to the Issuer upon request set forth in an Officer’s Certificate any excess money held by them at any time, and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay to the Issuer upon request any money held by them for the payment of principal, premium, if any, interest or Additional Amounts, if any, that remains unclaimed for two years; provided that the Trustee or Paying Agent before being required to make any payment may cause to be published (a) through the newswire service of Bloomberg or, if Bloomberg does not then operate, any similar agency and, (b) mail to each Holder entitled to such money at such Holder’s address (as set forth in the Security Register) notice that such money remains unclaimed and that after a date specified therein (which shall be at least 30 days from the date of such publication or mailing) any unclaimed balance of such money then remaining will be repaid to the Issuer. After payment to the Issuer, Holders entitled to such money must look to the Issuer for payment as general creditors unless an applicable law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

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Section 7.10 Indemnity for Government Securities. The Issuer pays and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.K. Government Securities or the principal, premium, if any, interest, if any, and Additional Amounts, if any, received on such U.K. Government Securities. This obligation shall survive the resignation or removal of the Trustee and the satisfaction and discharge of this Indenture.

Article Eight
AMENDMENTS AND WAIVERS

Section 8.01 Without Consent of Holders. (a) The Issuer, when authorized by a resolution of its Board of Directors (as evidenced by the delivery of such resolution to the Trustee) and the Trustee may modify, amend or supplement this Indenture, in each case without notice to or consent of any Holder:

(i) to evidence the succession of another Person to the Issuer and the assumption by any such successor of the covenants herein in accordance with Article Five;

(ii) to add to the covenants of the Issuer or any other obligor upon the Notes for the benefit of the Holders or to surrender any right or power conferred upon the Issuer or any other obligor upon the Notes herein;

(iii) to cure any ambiguity, or to correct or supplement any provision herein that may be defective or inconsistent with any other provision herein or to make any other provisions with respect to matters or questions arising under this Indenture; provided that, in each case, such provisions shall not adversely affect the interests of the Holders;

(iv) to evidence and provide the acceptance of the appointment of a successor Trustee hereunder;

(v) to mortgage, pledge, hypothecate or grant a security interest in favor of the Trustee for the benefit of the Holders as additional security for the payment and performance of the Issuer’s obligations hereunder, in any property or assets, including any of which are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted to the Trustee pursuant to this Indenture or otherwise; and

(vi) to comply with any requirements of the Commission in connection with qualifying this Indenture under the Trust Indenture Act.

(b) The Issuer, when authorized by a resolution of its Board of Directors (as evidenced by the delivery of such resolution to the Trustee), the Issuer, the Trustee and any other entity becoming a guarantor under this Indenture, may supplement this Indenture to add another guarantor under this Indenture, in each case without notice to or consent of any Holder.

(c) In formulating its opinion on such matters, the Trustee shall be entitled to require and rely on such evidence as it deems appropriate, including an Opinion of Counsel and an Officer’s Certificate.

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Section 8.02 With Consent of Holders. (a) Except as provided in Section 8.02(b) below and Section 5.04 and without prejudice to Section 8.01, the Issuer and the Trustee may amend or supplement this Indenture, with the written consent of the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or in exchange for the Notes).

(b) Without the consent of the Holders of 100% of the outstanding Notes, with respect to any such Notes held by a non-consenting Holder, no amendment, modification, supplement or waiver, including a waiver pursuant to Section 5.04 and an amendment, modification or supplement pursuant to Section 8.01, may:

(i) change the Stated Maturity of the principal of, or any installment of any Additional Amounts or interest on, any Note;

(ii) reduce the principal amount of any such Note (or Additional Amounts or premium, if any) or the rate of, or change the time for payment of, interest on any Note;

(iii) change the coin or currency in which the principal of any Note or any premium or any Additional Amounts or the interest thereon is payable;

(iv) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date);

(v) reduce the principal amount outstanding of such Notes whose Holders must consent to any amendment, supplement or waiver of provisions of this Indenture;

(vi) modify any of the provisions of this Article Nine or any provisions herein relating to the waiver of past defaults or relating to the waiver of certain covenants, except to increase the percentage of outstanding Notes required for such actions or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Note affected thereby; or

(vii) make any change in Section 4.04 that adversely affects the rights of any Holder, or amend the terms of the Notes or this Indenture in a way that would result in a loss of an exemption from any of the Taxes described hereunder or an exemption from any obligation to withhold or deduct Taxes so described hereunder, unless the Issuer agrees to pay Additional Amounts (if any) in respect thereof in the supplemental indenture.

The consent of the Holders is not necessary to approve the particular form of any proposed amendment, modification, supplement or waiver. It is sufficient if such consent approves the substance of the proposed amendment, modification, supplement or waiver.

Section 8.03 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article Nine, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes, and every Holder of Notes shall be bound thereby.

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Section 8.04 Payment for Consent. The Issuer shall not directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms of the provisions of the relevant Indenture or Notes unless such consideration is offered to be paid and is paid to all relevant Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement. Notwithstanding the foregoing, the Issuer shall be permitted, in any offer or payment of consideration for, or as an inducement to, any consent, waiver or amendment of any of the terms or provisions of the relevant Indenture, to exclude Holders in any jurisdiction where (A) (i) the solicitation of such consent, waiver or amendment, including in connection with an offer to purchase for cash, or (ii) the payment of the consideration therefor would require the Issuer to file a registration statement, prospectus or similar document under any applicable securities laws (including, but not limited to, the U.S. federal securities laws and the laws of the European Union or its members states), which the Issuer in its sole discretion determines (acting in good faith) would be materially burdensome (it being understood that it would not be materially burdensome to file the consent document(s) used in other jurisdictions, any substantially similar documents or any summary thereof with the securities or financial services authorities in such jurisdiction) or (B) such solicitation would otherwise not be permitted under applicable law in such jurisdiction.

Section 8.05 Notice of Amendment or Waiver. Promptly after the execution by the Issuer and the Trustee of any supplemental indenture or waiver pursuant to the provisions of Section 8.02, the Issuer shall give notice thereof to the Holders of each outstanding Note affected, in the manner provided for in Section 10.01, setting forth in general terms the substance of such supplemental indenture or waiver. In addition, if and so long the Notes are listed on the Official List of the Channel Islands Securities Exchange Authority Limited, the Issuer shall inform the listing sponsor of any material amendment to this Indenture or any supplement hereto.

Section 8.06 Trustee to Sign Amendments, Etc. The Trustee shall execute any amendment, supplement or waiver authorized pursuant to and adopted in accordance with this Article Eight; provided that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee’s own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, if requested, an indemnity satisfactory to them and to receive, in addition to the materials specified in Section 10.02 and shall be fully protected in relying upon, an Opinion of Counsel and an Officer’s Certificate, each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or petransfrmitted by this Indenture. Such Opinion of Counsel shall be an expense of the Issuer.

Section 8.07 Compliance with Trust Indenture Act. Every amendment to this Indenture or the Notes shall comply with the Trust Indenture Act.

Article Nine
SUBORDINATION

Section 9.01 Agreement to Subordinate. The Issuer agrees, and each Holder by accepting a Note agrees, that the indebtedness evidenced by the Notes is subordinated in right of payment, to the extent and in the manner provided in this Article Nine, to the prior payment in full of all amounts due and payable in respect of all Senior Liabilities (whether

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outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Liabilities.

Section 9.02 Liquidation; Dissolution; Bankruptcy. Upon any distribution to creditors of the Issuer in a liquidation or dissolution, or in a bankruptcy, reorganization, insolvency, receivership, arrangement, adjustment, composition or similar proceeding relating to the Issuer or its property, in an assignment for the benefit of creditors or any marshaling of the Issuer’s assets and liabilities:

(a) holders of Senior Liabilities will be entitled to receive payment in full of all principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any indebtedness due in respect of such Senior Liabilities (including interest after the commencement of any bankruptcy proceeding at the rate specified in the applicable Senior Liabilities), or provision shall be made for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of such Senior Liabilities, before the Holders will be entitled to receive any payment or distribution of any kind, whether in cash, property or securities with respect to the Notes; and

(b) until all principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any indebtedness due with respect to Senior Liabilities (as provided in clause (a) above) are paid in full, any payment or distribution to which Holders would be entitled but for this Article Nine will be made to holders of Senior Liabilities, as their interests may appear.

Section 9.03 Subrogation. Until the Notes are paid in full, Holders will be subrogated (equally and ratably with all other indebtedness pari passu with the Notes) to the rights of holders of Senior Liabilities to receive distributions applicable to Senior Liabilities to the extent that distributions otherwise payable to the Holders have been applied to the payment of Senior Liabilities. A distribution made under this Article Nine to holders of Senior Liabilities that otherwise would have been made to Holders is not, as between the Issuers and Holders, a payment by the Issuers on the Notes.

Section 9.04 Subrogation May Not Be Impaired. No right of any present or future holder of Senior Liabilities to enforce the subordination of the indebtedness evidenced by the Notes may be impaired by any act or failure to act by the Issuers, any such holder or any Holder or by the failure of the Issuers or any Holder to comply with this Indenture, regardless of any knowledge thereof that any such holder may have or be otherwise charged with.

Section 9.05 Notice by Issuer. The Issuer will promptly notify the Trustee and the Paying Agent of any facts known to the Issuer that would cause a payment of any obligations with respect to the Notes to violate this Article Nine or would prohibit the making of any payment to or by the Trustee in respect of the Notes, but failure to give such notice will not affect the subordination of the Notes to the Senior Liabilities as provided in this Article Nine.

Section 9.06 Reliance on Judicial Order or Certificate. Upon any payment or distribution of assets of the Issuers referred to in this Article Nine, the Trustee and the Holders will be entitled to conclusively rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating

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trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Liabilities and other indebtedness of the Issuer, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Nine.

Section 9.07 Rights of Trustee and Paying Agent. Notwithstanding the provisions of this Article Nine or any other provision of this Indenture, the Trustee will not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes, unless a Trust Officer of the Trustee has received at least five Business Days prior to the date of such payment written notice of facts that would cause the payment of any obligations with respect to the Notes to violate this Article Nine and prior to the receipt of any such written notice, the Trustee shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received, at least five Business Days prior to the date upon which by the terms hereof any such money may become payable for any purpose (including, without limitation, the payment of the principal amount, issue price, Redemption Price, purchase price, or interest, if any and in each case to the extent applicable, as the case may be, in respect of the Notes), the notice with respect to such money provided for in this Article Nine, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within five Business Days prior to such date. Only the Issuer or a Representative may give the notice. Nothing in this Article Nine will impair the claims of, or payments to, the Trustee under or pursuant to Section 6.05 hereof.

Subject to the provisions of Section 6.01, the Trustee shall be entitled to conclusively rely on the delivery to a Trust Officer of a written notice by a Representative to establish that a notice has been given by a holder of Senior Liabilities (or a trustee or agent on behalf of any such holder). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of Representative to participate in any payment or distribution pursuant to this Article Nine, the Trustee may request such Person furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Liabilities held by the Representative, the extent to which the Representative is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Nine, and if such evidence is not furnished, the Trustee may defer any payment which it may be required to make for the benefit of the Representative pursuant to the terms of this Indenture pending judicial determination as to the rights of such Person to receive such payment.

The Trustee in its individual or any other capacity may hold Senior Liabilities with the same rights as set forth in this Article Nine as it would have if it were not Trustee. Any agent of the Trustee may do the same with like rights.

Section 9.08 Authorization to Effect Subordination. Each Holder, by the Holder’s acceptance of a Note, authorizes and directs the Trustee on such Holder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article Nine, and appoints the Trustee to act as such Holder’s attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 5.09 hereof at least 30

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days before the expiration of the time to file such claim, the Representatives are hereby authorized to file an appropriate claim for and on behalf of the Holders.

Article Ten
MISCELLANEOUS

SECTION 10.01 Notices. (a) Any notice or communication to the Issuer or the Trustee shall be in writing and delivered in person or mailed by first-class mail or sent by facsimile transmission addressed as follows:

If to the Issuer:

TIG Midco Limited

Facsimile: [●]
Attention: [●]

With copies to:

[●]

Facsimile: [●]
Attention: [●]

If to the Trustee and Paying Agent:

The Bank of New York Mellon, London Branch

One Canada Square London, E14 5AL

United Kingdom

Facsimile: +44 (0)20 7964 4637

Attention: Manager, Trustee Administration
Email: TRUSTEE.ADMIN@bynmellon.com

If to the Registrar:

The Bank of New York Mellon (Luxembourg) SA

Vertigo Building – Polaris

2-4 rue Eugène Ruppert

L-2453 Luxembourg

Facsimile: +352(0) 2452 4204

Attention: Structured Products Services

Email: LUXMB_SPS@nymellon.com

The Issuer or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

(b) Notices to the Holders regarding the Notes shall be:

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(i) published through the newswire service of Bloomberg or, if Bloomberg does not then operate, any similar agency; and

(ii) in all cases, if and so long as the Notes are listed on the Official List of the Channel Islands Securities Exchange Authority Limited, provided to the listing sponsor ;

(iii) mailed to each Holder by first-class mail at such Holder’s respective address as it appears on the Security Register; and

(iv) any reports prepared in accordance with Section 7.14 shall be transmitted in accordance with Section 313(c) of the Trust Indenture Act.

Notices given by first-class mail shall be deemed given five calendar days after mailing, and notices given by publication shall be deemed given on the first date on which publication is made. Failure to mail a notice or communication to a Holder or any defect therein shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

(c) If and so long as the Notes are listed on any securities exchange instead of or in addition to the Channel Islands Securities Exchange Authority Limited, notices shall also be given in accordance with any applicable requirements of such alternative or additional securities exchange.

(d) Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Section 10.02 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer to the Trustee to take or refrain from taking any action under this Indenture (except in connection with the original issuance of the Notes on the date hereof), the Issuer shall furnish upon request to the Trustee:

(a) an Officer’s Certificate in form reasonably satisfactory to the Trustee stating that, in the opinion of the signer, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with;

(b) an Opinion of Counsel in form reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with; and

(c) to the extent required to comply with Section 314(c) of the Trust Indenture Act, a certificate or opinion by an accountant that complies with such section.

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Any Officer’s Certificate may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, unless the officer signing such certificate knows, or in the exercise of reasonable care should know, that such Opinion of Counsel with respect to the matters upon which such Officer’s Certificate is based is erroneous. Any Opinion of Counsel may be based and may state that it is so based, insofar as it relates to factual matters, upon certificates of public officials or an Officer’s Certificate stating that the information with respect to such factual matters is in the possession of the Issuer, unless the counsel signing such Opinion of Counsel knows, or in the exercise of reasonable care should know, that the Officer’s Certificate with respect to the matters upon which such Opinion of Counsel is based is erroneous.

Section 10.03 Statements Required in Certificate or Opinion. Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 10.04 Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.

Section 10.05 Legal Holidays. If an Interest Payment Date or other payment date is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period.

Section 10.06 Governing Law. THIS INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

Section 10.07 Jurisdiction. The Issuer agrees that any suit, action or proceeding against the Issuer brought by any Holder or the Trustee arising out of or based upon this Indenture or the Notes may be instituted in any state or Federal court in the Borough of Manhattan, New York, New York, and any appellate court from any thereof, and each of them irrevocably submits to the non- exclusive jurisdiction of such courts in any suit, action or proceeding. The Issuer irrevocably waives, to the fullest extent permitted by law, any objection to any suit, action or proceeding that may be brought in connection with this Indenture, the Notes, or the Security Documents including such actions, suits or proceedings relating to securities laws of the United States of America or any state thereof, in such courts, whether on the grounds of venue, residence or domicile or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum. The Issuer agrees that final

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judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Issuer and may be enforced in any court to the jurisdiction of which the Issuer is subject by a suit upon such judgment; provided that service of process is effected upon the Issuer in the manner provided by this Indenture. The Issuer has appointed Corporation Services Company, with offices on the date hereof at 1133 Avenue of the Americas, Suite 3100, New York, New York 10036, or any successor, as its authorized agent (the “Authorized Agent”) upon whom process may be served in any suit, action or proceeding arising out of or based upon this Indenture, the Notes or the Security Documents or the transactions contemplated herein which may be instituted in any state or Federal court in the Borough of Manhattan, New York, New York, by any Holder or the Trustee, and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. Each of the Issuer hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Issuer agree to take any and all action, including the filing of any and all documents that may be necessary to continue such respective appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Issuer. Notwithstanding the foregoing, any action involving the Issuer arising out of or based upon this Indenture or the Notes may be instituted by any Holder or the Trustee in any other court of competent jurisdiction.

Section 10.08 No Recourse Against Others. A director, officer, employee, incorporator, member or shareholder of the Issuer shall not have any liability for any obligations of the Issuer under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes. Such waiver and release may not be effective to waive liabilities under the U.S. federal securities laws.

Section 10.09 Successors. All agreements of the Issuer and the Trustee in this Indenture shall bind their respective successors.

Section 10.10 Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

Section 10.11 Table of Contents, Cross-Reference Sheet and Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 10.12 Severability. In case any provision in this Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 10.13 Currency Indemnity. The sole currency of account and payment for all sums payable under the Notes and this Indenture is Sterling. Any amount received or recovered in respect of the Notes in a currency other than Sterling in respect of the Notes or this Indenture (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Issuer or otherwise) by the Trustee, the Paying Agent or a Holder in respect of any sum expressed to be due to such parties from the Issuer will constitute a discharge of their obligation only to the extent of the

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Sterling amount which the recipient is able to purchase with the amount so received or recovered in such other currency on the date of that receipt or recovery (or, if it is not possible to make that purchase on that date, on the first date on which it is possible to do so). If the Sterling amount to be recovered is less than the Sterling amount expressed to be due to the recipient under this Indenture or any Note the Issuer shall indemnify the recipient against the cost of making any further purchase of Sterling in an amount equal to such difference. For the purposes of this Section 10.13, it shall be sufficient for such party to certify that it would have suffered a loss had the actual purchase of Sterling been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of Sterling on that date had not been possible, on the first date on which it would have been possible). These indemnities, to the extent permitted by law: (a) constitute a separate and independent obligation from the Issuer’s other obligations; (b) give rise to a separate and independent cause of action; (c) apply irrespective of any waiver granted by the Trustee; and (d) shall continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under this Indenture, any Note or any other judgment or order.

Section 10.14 Communication by Holders with other Holders. Holders may communicate pursuant to Section 312(b) of the Trust Indenture Act with other Holders with respect to their rights under this Indenture or the Notes. The Issuer, the Trustee, the Registrar and anyone else shall have the protection of Section 312(c) of the Trust Indenture Act.

Section 10.15 Prescription. Claims against the Issuer for payment of principal or premium, if any, on the Notes will be prescribed ten years after the applicable due date for payment thereof. Claims against the Issuer for the payment of interest on the Notes will be prescribed five years after the applicable due date for payment of interest.

Section 10.16 Waiver of Jury Trial. EACH OF THE PARTIES TO THIS INDENTURE AND ANY SUPPLEMENTAL INDENTURE (AND EACH HOLDER AND OWNER OF A BENEFICIAL INTEREST IN A NOTE BY ITS ACCEPTANCE OF A NOTE OR A BENEFICIAL INTEREST THEREIN, WILL BE DEEMED TO) IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS INDENTURE AND ANY SUPPLEMENTAL INDENTURE AND FOR ANY COUNTERCLAIM RELATING THERETO.

Section 10.17 Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the Trust Indenture Act, the provision required by the Trust Indenture Act shall control.

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IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed and attested, all as of the date first above written.

Dated: [●], 2015

TIG MIDCO LIMITED

By:
Name:
Title:

THE BANK OF NEW YORK MELLON, LONDON BRANCH as Trustee

By:
Name:
Title:

THE BANK OF NEW YORK MELLON, LONDON BRANCH as Paying Agent

By:
Name:
Title:

THE BANK OF NEW YORK MELLON (LUXEMBOURG) S.A. as Registrar

By:
Name:
Title:

EXHIBIT A

ASSIGNMENT FORM

To assign and transfer the Note reflected in the Security Register, fill in the form below:

(I) or (the Issuer) assign and transfer £[●] principal amount of the £150,000,000 Fixed Rate Subordinated PIK Notes due 2025 issued by TIG MIDCO LIMITED to:

(Insert assignee’s social security or tax I.D. no.)

(Print or type assignee’s name, address and postal code)

and irrevocably appoint ___________________________________
to register the transfer on the books of the Issuer and give instructions to the Registrar to reflect the transfer in the Security Register. The agent may substitute another to act for him.

Your Signature:

(sign exactly as your name appears in the Security Register)

Date: ___________________________________________

Transfers must be of at least £20,000 principal amount of Notes.

In connection with the transfer of any Notes contemplated hereby, the undersigned assignee confirms that (i) it has acceded to the shareholders agreement of TIG Topco Limited, unless by the terms of such agreement its obligation to accede has terminated, and (ii) the Notes transferred hereby are being transferred in accordance with the transfer restrictions set forth in the Indenture and the assignee:

CHECK ONE BOX BELOW

□	is not located or resident in a Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”); or

□	is a “qualified investor” as defined in the Prospectus Directive and it is acting for its own account, or, if it is acting as agent, either each principal it is acting for is a qualified investor or it has full discretion to make investment decisions in relation to the offer.

“Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU) and includes any relevant implementing measure in each Relevant Member State.

A-1

Unless one of the boxes is checked, the Registrar will refuse to register any of the Notes assigned or transferred pursuant to this form in the name of any person other than the registered Holder thereof.

Signature of the Assignee: ________________________________

Date: _____________________
A-2

EXHIBIT B

FORM OF HOLDING CONFIRMATION

[BANK OF NEW YORK MELLON (LUXEMBOURG) S.A. LETTERHEAD]

TO:	[ ]

RE:	TIG MidCo Limited Fixed Rate Subordinated PIK Notes due 2025

Capitalized terms used but not defined herein have the meaning assigned to them in the indenture governing the TIG MidCo Limited Fixed Rate Subordinated PIK Notes due 2025.

The Registrar hereby confirms that £[    ] aggregate principal amount of Notes is registered in the name of [    ] on the Register as of [     ].

The Registrar hereby confirms that £[     ] aggregate principal amount of Notes is outstanding on the Register as of [    ].

THE BANK OF NEW YORK MELLON (LUXEMBOURG) S.A. as Registrar

By:
Authorized Signatory
B-3